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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-68019) and related Prospectus of Marvel Enterprises, Inc. (formerly Toy Biz, Inc.) of our report dated February 5, 1999 (except for Note 3, as to which the date is February 11, 1999 and Notes 1 and 5, as to which the date is February 25, 1999), with respect to the consolidated financial statements and schedule of Marvel Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                             /s/ Ernst & Young LLP



New York, New York
March 30, 1999